                                                                       EXHIBIT 2

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT is entered into as of December 17, 1996 by and among AMERICAN STUDIOS, INC., a North Carolina corporation ("ASI"), and PCA INTERNATIONAL, INC., a North Carolina corporation ("PCA").


                              BACKGROUND STATEMENT

     The employees of ASI listed on Schedule A to this agreement (herein referred to individually as "Employee" and collectively as "Employees") are parties to the employment agreements with ASI described opposite their names on Schedule A (herein referred to individually as "Existing Employment Agreement" and collectively as "Existing Employment Agreements"). ASI, PCA and ASI Acquisition Corp., a North Carolina corporation ("Purchaser"), have this day entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Purchaser will make a tender offer (the "Offer") to purchase the common stock of ASI (the "Shares"). PCA has requested and ASI has agreed that, upon the day (the "Effective Date") immediately following the consummation of the Offer, ASI will terminate the employment of Employees under the Existing Employment Agreements. PCA has agreed to provide the funding of certain payments to Employees which will be payable as a result of such termination of the Existing Employment Agreements. On the Effective Date, PCA and each Employee will enter into an employment agreement dated as of the Effective Date (the "PCA Employment Agreement"). PCA has executed and delivered to THOMAS B. HENSON, attorney of Robinson, Bradshaw & Hinson, P.A., as Escrow Agent, two (2) counterparts of the PCA Employment Agreement for each Employee.


                                   AGREEMENT

     In consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto, intending to be legally bound, agree for themselves, their successors and assigns, as follows:

     1. PCA Employment Agreement. Two (2) counterparts of the PCA Employment Agreement executed by PCA for each Employee will be held by the Escrow Agent until the Effective Date at which time Escrow Agent will date each agreement as of the Effective Date, cause it to be executed by the appropriate Employee and deliver an executed counterpart of such agreement to such Employee and to PCA, free of escrow.

     2. Termination of Existing Agreement. PCA hereby confirms its request that ASI terminate the Existing Employment Agreements as of the Effective Date. ASI hereby terminates each existing Employment Agreement as of the Effective Date, such termination being conditioned upon the consummation of the Offer.

     3. Termination Payment. PCA agrees to provide funds to ASI to pay the termination payments due the Employees under the Existing Employment Agreements in the amounts set forth on Schedule A.



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     4. Third Party Beneficiary.  ASI and PCA intend that each Employee be a third party beneficiary of this Agreement.

     5. Notwithstanding anything herein to the contrary, PCA's obligations hereunder as to J. Robert Wren, Jr., Randy J. Bates and Robert Kent Smith is expressly conditioned upon the tender pursuant to the Offer of 230,997 Shares beneficially owned by the children of Norman Swenson and 30,684 Shares owned by the children of Alan Shaw.

     IN WITNESS WHEREOF, the parties have executed this agreement effective as of the date above written.


                                       AMERICAN STUDIOS, INC.


                                       By:        JAMES ROBERT WREN, JR.
                                           -------------------------------------
                                                    James Robert Wren
                                                           CEO



                                       PCA INTERNATIONAL, INC.

                                       By:             JOHN GROSSO
                                           -------------------------------------
                                                       John Grosso


     THOMAS B. HENSON executes this agreement to acknowledge his receipt of the PCA Employment Agreements executed by PCA and his agreement to comply with paragraph 1 of this agreement.


                                       By:          THOMAS B. HENSON
                                           -------------------------------------
                                                    Thomas B. Henson






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                                   SCHEDULE A

                                         EXISTING                         TERMINATION
ASI EMPLOYEE                       EMPLOYMENT AGREEMENT                     PAYMENTS
------------                       --------------------                   -----------
J. Robert Wren, Jr.........  Employment and Noncompete Agreement           $ 539,000
                               dated January 20, 1993, as amended
                               through and including the Second
                               Amendment to Employment and Noncompete
                               Agreement dated September 14, 1996.

Randy J. Bates.............  Employment and Noncompete Agreement           $ 550,000
                               dated July 15, 1988 as amended through
                               and including the Fifth Amendment to
                               Employment and Noncompete Agreement
                               dated November 1, 1995.

Robert Kent Smith..........  Employment and Noncompete Agreement           $ 423,971
                               dated July 15, 1988 as amended through
                               and including the Fourth Amendment to
                               Employment and Noncompete Agreement
                               dated November 1, 1995.

William A. Adams...........  Employment and Noncompete Agreement           $  70,700
                               dated September 14, 1996.

Ed J. Tepera...............  Employment and Noncompete Agreement           $ 172,500
                               dated September 14, 1996.

George A. Fazzola..........  Employment and Noncompete Agreement           $  84,000
                               dated September 14, 1996.

Gary W. Ingle..............  Employment and Noncompete Agreement           $ 150,000
                               dated September 14, 1996.

James O. Mattox............  Employment and Noncompete Agreement           $ 180,000
                               dated September 14, 1996.

K. Michael Plummer.........  Employment and Noncompete Agreement           $  84,400
                               dated September 14, 1996.

Barry L. Chaney............  Employment and Noncompete Agreement           $  84,500
                               dated September 14, 1996.

Shawn W. Poole.............  Employment and Noncompete Agreement           $ 250,000
                               dated May 16, 1996.